Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

The undersigned hereby certifies that she is the duly elected and acting Vice President, Internal Audit and Treasurer of PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as servicer (the “Servicer”), under the Recovery Property Servicing Agreement dated as of May 10, 2022 and the Recovery Property Servicing Agreement dated as of July 20, 2022 (together, the “Servicing Agreements”) between the Servicer and PG&E WILDFIRE RECOVERY FUNDING LLC, as issuer (the “Issuer”), and further that:

1. A review of the Servicer’s activities as of December 31, 2024 and of the Servicer’s performance under the Servicing Agreements has been made under the undersigned’s supervision.

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreements in all material respects as of December 31, 2024.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Compliance Statement as of the 24th day of March, 2025

SERVICER: PACIFIC GAS AND ELECTRIC COMPANY a California corporation

By:	/s/ MARGARET K. BECKER
Name:	Margaret K. Becker
Title:	Vice President, Internal Audit and Treasurer